UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 28, 2005

CSK Auto Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-13927	86-0765798
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

645 E. Missouri Ave., Suite 400, Phoenix, Arizona		85012
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	602-265-9200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Long-Term Incentive Plan

On June 28, 2005, the Compensation Committee of the Board of Directors (the "Committee") of CSK Auto Corporation (the "Company") adopted the CSK Auto Corporation Long-Term Incentive Plan (the "LTIP"). The LTIP was established within the framework of the Company’s 2004 Stock and Incentive Plan (the "2004 Plan") that was approved by the Company’s shareholders in June 2004, pursuant to which cash-based incentive bonus awards may be granted based upon the satisfaction of specified performance criteria. The Committee also approved and adopted forms of Incentive Bonus Unit Award Agreements ("Award Agreement"), which will be used to evidence the awards under the LTIP.

Beginning in August 2004, the Committee began exploring various forms of long-term incentives for key members of Company management and engaged KPMG LLP, Compensation & Benefits consultants, to assist in this process. This initiative was undertaken to motivate and ultimately reward senior management for the development and execution of incremental and alternative growth strategies that would, ideally, materially and positively impact shareholder value. By mid-October 2004, the Committee had substantially completed development of a proposed incentive plan which contemplated the grant of cash-settled stock appreciation rights (SARs), with a strike price of $20 per share, to members of senior management. During the first three weeks of October 2004, when the substance of the proposed plan was communicated to senior management, the Company’s share price ranged from a low of $12.85 per share to a high of $14.14 per share. However, upon the adoption of the American Jobs Creation Act of 2004 (the "Act") in October 2004 and the subsequent issuance of guidance by the Internal Revenue Service in December 2004/January 2005, the Committee decided to explore other alternatives to the SARs due to the potential adverse implications under the Act relative to the tax treatment of cash-settled SARs. The current LTIP was then developed; however, adoption of the LTIP was deferred pending completion and filing of the Company’s fiscal year-end financial statements.

Under the LTIP, participants are awarded a certain number of incentive bonus units pursuant to Article X of the 2004 Plan and as set forth in an Award Agreement. Each incentive bonus unit, when vested, represents the right to receive cash payments from the Company on specified payment dates equal to the amounts, if any, by which the average of the per share closing prices of the Company’s common stock on the New York Stock Exchange over a specified period of time exceeds $20 per share (which figure is subject to certain adjustments in the event of a change in the Company’s capitalization).

The incentive bonus units granted under the LTIP and Award Agreement are subject to both time-based and performance-based vesting. The time-based vesting schedule provides that, subject to the achievement of the performance-based vesting criteria and the LTIP participant’s continued employment with the Company through the applicable date, each LTIP participant will become vested with respect to 25% of the total number of incentive bonus units granted to such participant on May 15 of each of the calendar years 2007, 2008, 2009 and 2010 (each a "Vesting Date"). The LTIP further provides that on each Vesting Date, the LTIP participants will receive a cash payment (determined pursuant to the formula described above) in respect of the incentive bonus units vesting on that date; provided that, if, on a Vesting Date, the formula described above results in no payment to the LTIP participants, the incentive bonus units vesting on that date shall be forfeited without consideration.

In the event that a change in control (as defined in the 2004 Plan) occurs prior to any Vesting Date and the employment of an LTIP participant is terminated by the Company without cause, by the participant for good reason or by reason of the participant’s death, disability, retirement, so long as the transaction value per share received by the Company’s shareholders in the change in control exceeds $20 per share, any outstanding incentive bonus units for which a Vesting Date has not occurred shall become immediately vested (and such date shall be considered a "Vesting Date" for purposes of the LTIP) and such participant shall receive a cash payment in respect of such vested units determined pursuant to the formula described above (in such event, substituting the transaction value per share received by the Company’s shareholders in the change in control for the average closing price of the Company’s common stock).

The performance vesting criteria set forth in the LTIP and approved by the Compensation Committee provides that no amounts will be payable in respect of incentive bonus units on any Vesting Date unless (i) the market value (as defined in the 2004 Plan) per share of the Company’s common stock exceeds $20 per share on at least one day following the approval of the LTIP by the Compensation Committee or (ii) in the case of a Vesting Date that occurs by reason of a change in control, the transaction value per share received by the Company’s shareholders in the change in control exceeds $20 per share.

In the event that an LTIP participant’s employment with the Company is terminated by the Company without cause prior to the occurrence of a change in control, the LTIP participant will be entitled to receive, on the next following Vesting Date, an amount equal to 100% of the amount, if any, that would have otherwise been payable to the LTIP participant in respect of the calendar year in which the termination of employment occurred had the LTIP Participant remained employed by the Company through such Vesting Date. In the event that an LTIP participant retires under circumstances described in the LTIP prior to the occurrence of a change in control, on each of the remaining Vesting Dates, the participant will become entitled to 100% of the amounts, if any, that would have become payable to the participant on such Vesting Date had the LTIP participant remained employed by the Company through each such Vesting Date.

The LTIP provides that each participant will be entitled to a full excise tax gross-up in the event that any payments under the LTIP (either alone or combined with other payments or benefits) would result in the imposition of the excise tax under Section 4999 of the Internal Revenue Code. The LTIP further provides that in the event that an LTIP participant would become entitled in any one year to a payment in respect of incentive bonus units granted under the LTIP and/or the 2004 Plan in excess of $4,000,000, the amount by which any such payment exceeds $4,000,000 will automatically be deferred and will not be paid to the participant until the earliest of (i) the participant’s death or disability, (ii) six months following the participant’s separation from service with the Company and (iii) January 1, 2011.

The LTIP further provides that in the event that (i) an LTIP participant engages in competitive activity (as defined in the LTIP) within twelve months following the participant’s termination of employment with the Company (prior to a change in control) for any reason other than death, disability, or a termination of employment by the Company without cause, (ii) the Company issues restated annual financial statements that reflect a material reduction in previously published sales or earnings and such restatement is attributable to the malfeasance or gross negligence of an LTIP Participant, or (iii) an LTIP Participant’s employment with the Company is terminated for Cause, the LTIP Participant will forfeit any future payments under the LTIP and will be required to repay to the Company any payments received by the participant under the LTIP within the 24-month period ending on either the participant’s date of termination or the date such a restatement is issued.

At the June 28, 2005 meeting, the Committee selected certain senior executives to participate in the LTIP and awarded incentive bonus units to each LTIP participant as follows.

Officer name, position and number of incentive bonus units:

Maynard Jenkins - Chairman & CEO
Number of Incentive Bonus Units - 1,000,000

Martin Fraser - President & COO
Number of Incentive Bonus Units - 500,000

Dale Ward - Senior Vice President – Merchandising & Marketing
Number of Incentive Bonus Units - 250,000

Don Watson - Senior Vice President & Chief Financial Officer
Number of Incentive Bonus Units - 250,000

Larry Buresh - Senior Vice President & Chief Information Officer
Number of Incentive Bonus Units - 250,000

Larry Ellis - Senior Vice President - Logistics
Number of Incentive Bonus Units - 250,000

Equity Grants

On June 28, 2005, the Committee also authorized the grant of various stock-based awards to certain of the Company’s officers and associates pursuant to the 2004 Plan. The following stock options and restricted shares were awarded to the Company’s named executive officers.

Officer name, number of stock options, exercise price and number of restricted shares:

Maynard Jenkins
Number of Stock Options - 183,673 at option exercise price of $16.35
Number of Restricted Shares - none

Martin Fraser
Number of Stock Options - 64,286 at option exercise price of $16.35
Number of Restricted Shares - 10,636

Dale Ward
Number of Stock Options - 28,676 at option exercise price of $16.35
Number of Restricted Shares - 4,745

Don Watson
Number of Stock Options - 28,022 at option exercise price of $16.35
Number of Restricted Shares - 4,636

Larry Buresh
Number of Stock Options - 27,555 at option exercise price of $16.35
Number of Restricted Shares - 4,559

Stock options and restricted shares vest as to 1/3 of such options or shares (as the case may be) on each of the first, second and third year anniversaries of the grant date, and are subject to the terms and conditions of the 2004 Plan and the stock option contracts and restricted stock agreements entered into with each participant, the forms of which were previously filed with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(c) The following exhibits are filed with this Form 8-K:

Exhibit No. - Description
10.1 - CSK Auto Corporation Long-term Incentive Plan
10.2 - CSK Auto Corporation Incentive Bonus Unit Award Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSK Auto Corporation

July 1, 2005	By:	/s/ Don W. Watson

Name: Don W. Watson
Title: Senior Vice President Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	CSK Auto Corporation Long-term Incentive Plan
10.2	CSK Auto Corporation Incentive Bonus Unit Award Agreement